CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information of Fidelity Advisor Series I: Fidelity Advisor Small Cap Fund which is included in Post-Effective Amendment No. 45 to the Registration Statement on Form N-1A.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
August 31, 1998